SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2007

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

45 West 21st Street, 2nd Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02 (c)

On April 13, 2007, Skins, Inc. (the “Company”) and Antonio Pavan, executed an employment agreement (the “Agreement”) in connection with the appointment of Mr. Pavan as the Company’s new Chief Operating Officer and Executive Vice President. Before his appointment as an executive of the Company, from November 2005 to April 2007, Mr. Pavan worked as an independent consultant advising clients on strategic and business development with respect to apparel and furniture and design. From October 2004 to November 2005 Mr. Pavan acted as Executive Vice President of GEOX USA, a subsidiary to a company in Europe, GEOX SpA., where he established and controlled operations and had responsibility and oversight of sales, human relations, legal, fiscal, finance and marketing. From 1998 until October 2004, Mr. Pavan acted has Executive Vice President of Alessi USA a subsidiary of Alessi SpA., a provider of luxury home and kitchen accessories, where he was responsible for USA operations including financial, legal and administrative.

Pursuant to the terms of the Agreement, the Company will employ Mr. Pavan for three years with successive one year automatic renewals unless either party provides 180 days advance notice of intent not to renew and the Company will pay Mr. Pavan an annual base salary of $225,000 with a cash bonus of up to 50% of the base salary at the discretion of the Board of Directors. Mr. Pavan is also eligible to receive paid vacation and other benefits made available by the Company to its executives, including a Company-owned or leased automobile. Furthermore, the Company will grant Mr. Pavan 500,000 stock options pursuant to the Company’s 2005 Incentive Plan, to encourage him to provide long-term services to the Company. The 500,000 stock options will vest over a three year period in equal 1/6 portions semi-annually and exercisable per share at an amount that is equal to the closing trading price of the Company’s common stock as of April 13, 2007. Upon a change of control of the Company, all options outstanding that have not previously vested or terminated will be immediately and fully vested and exercisable upon the date of the change of control.

If Mr. Pavan’s employment is terminated with cause, Mr. Pavan will receive that portion his base salary that has been earned to the termination date and any accrued but unpaid vacation pay as well as any expense reimbursements due and owing. If Mr. Pavan is terminated without cause, resigns with good reason or is terminated upon a change of control, he will receive, in addition to his accrued base salary, bonus compensation, vested deferred compensation, any benefits under any plans of the Company in which he is a participant to the full extent of his rights under the plan, including accelerated vesting of any options granted to him under the 2005 Incentive Plan, and accrued vacation benefits prorated through the termination date, 12 months of his base salary along with health benefits, to be paid out proportionally, on the Company’s usual paydays, over an 12 month period. Pavan has agreed not to compete with the Company during his employment or in the 12 months that severance payments are made.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

10.1	Employment Agreement executed April 13, 2007 between Skins, Inc. and Antonio Pavan
10.1(a)	Stock Option Agreement for Mr. Pavan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007	SKINS INC.

By: /s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer